   As filed with the Securities and Exchange Commission on September 20, 2001

                                                      Registration No. 333-89905
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                          HCC INSURANCE HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


              DELAWARE                                         76-0336636
      (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                     Identification Number)

       13403 NORTHWEST FREEWAY                                  77040-6094
           HOUSTON, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)


                         J. E. STONE & ASSOCIATES, INC.
                    EMPLOYEE SAVINGS AND PROFIT SHARING PLAN
                            (Full title of the plan)

                                 STEPHEN L. WAY
                             13403 NORTHWEST FREEWAY
                            HOUSTON, TEXAS 77040-6094
                                (713) 690-7300
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                   Copies to:


    ARTHUR S. BERNER, ESQ.                          CHRISTOPHER L. MARTIN, ESQ.
    HAYNES AND BOONE, LLP                             13403 NORTHWEST FREEWAY
  1000 LOUISIANA, SUITE 4300                         HOUSTON, TEXAS 77040-6094
     HOUSTON, TEXAS 77002                                  (713) 690-7300
        (713) 547-2526

--------------------------------------------------------------------------------

                              -------------------

                                EXPLANATORY NOTE

         This post-effective amendment is being filed to terminate the HCC Insurance Holdings, Inc. Registration Statement on Form S-8 (Registration No. 333-89905) originally filed with the Securities and Exchange Commission on October 29, 1999 and to deregister securities thereunder. Issuances under this registration statement have ceased. Accordingly, the Registrant hereby deregisters all shares of common stock that remain unsold under the registration statement.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2001.

                                   HCC INSURANCE HOLDINGS, INC.

                                   By:      /s/ Stephen L. Way                 *
                                      ------------------------------------------
                                            Stephen L. Way,
                                            Chairman of the Board
                                            and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                                                         DATE
---------                                 -----                                                         ----

/s/ Stephen L. Way                 *      Chairman of the Board of Directors and Chief          September 20, 2001
------------------------------------      Executive Officer (Principal Executive Officer)
Stephen L. Way

/s/ Frank J. Bramanti              *      Director and Executive Vice President                 September 20, 2001
------------------------------------
Frank J. Bramanti

/s/ Marvin P. Bush                 *      Director                                              September 20, 2001
------------------------------------
Marvin P. Bush

/s/ Patrick B. Collins             *      Director                                              September 20, 2001
------------------------------------
Patrick B. Collins

/s/ James R. Crane                 *      Director                                              September 20, 2001
------------------------------------
James R. Crane

/s/ J. Robert Dickerson            *      Director                                              September 20, 2001
------------------------------------
J. Robert Dickerson

/s/ Edward H. Ellis, Jr.           *      Director and Senior Vice President and Chief          September 20, 2001
------------------------------------      Financial Officer (Chief Accounting Officer)
Edward H. Ellis, Jr.

 /s/ James. C. Flagg               *      Director                                              September 20, 2001
------------------------------------
James C. Flagg, Ph.D.

/s/ Edwin H. Frank, III            *      Director                                              September 20, 2001
------------------------------------
Edwin H. Frank, III

/s/ Allan W. Fulkerson             *      Director                                              September 20, 2001
------------------------------------
Allan W. Fulkerson

/s/ Walter J. Lack                 *      Director                                              September 20, 2001
------------------------------------
Walter J. Lack

/s/ Stephen J. Lockwood            *      Director                                              September 20, 2001
------------------------------------
Stephen J. Lockwood

/s/ John N. Molbeck, Jr.           *      Director, President and Chief Operating Officer       September 20, 2001
------------------------------------
John N. Molbeck, Jr.

*By: /s/   Christopher L. Martin   *                                                            September 20, 2001
    --------------------------------
Christopher L. Martin,
Attorney-in-fact

         THE PLAN. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 20, 2001.

                                  J.E. STONE & ASSOCIATES, INC. EMPLOYEE
                                  SAVINGS AND PROFIT SHARING PLAN

                                  By: HCC Insurance Holdings, Inc.
                                      Administrator

                                  By:    /s/   Christopher L. Martin
                                        ---------------------------------------
                                  Name:  Christopher L. Martin
                                        ---------------------------------------
                                  Title: Vice President and General Counsel
                                        ---------------------------------------

                                  EXHIBIT INDEX


Exhibit No.                   Description
-----------                   -----------

   24               Power of Attorney